Exhibit 99.4

       (Text of graph posted to Ashland Inc.'s website concerning Ashland
            Specialty Chemical Company's average sales per ship day)

               ASCC Average Net Sales per Ship Day ($, Thousands)

                                2000        2001        2002       2003
                               -----       -----       -----      -----

              January          4,245       3,711       3,656      3,904
              February         4,282       4,070       4,421      4,724
              March            4,314       4,014       4,277      4,674
              April            4,760       4,257       4,409      4,906
              May              4,255       3,988       4,414      4,783
              June             4,328       4,739       4,794      4,992
              July             4,274       4,352       4,214      4,546
              August           4,095       4,018       4,429      4,244
              September        4,447       4,644       4,749      5,520
              October          4,134       4,187       4,425      4,869
              November         4,355       4,419       4,872      5,520
              December         4,292       4,200       4,433      4,758


                          ASCC Durable Manufacturing Index (%)

                                 2000         2001        2002        2003
                               ------       ------       -----      ------

              January           99.97       100.91       94.30       98.27
              February         100.56        99.97       94.63       97.99
              March            101.65       100.11       94.88       97.11
              April            102.78        99.26       95.50       96.32
              May              103.96        98.29       96.20        96.3
              June             104.39        97.06       97.01       97.09
              July             104.16        96.87       96.82       98.27
              August           103.84        95.61       97.57       98.42
              September        104.61        94.40       97.32       100.6
              October          104.01        93.62       97.04       100.9
              November         103.24        93.81       97.98       102.4
              December         102.38        93.88       97.10       103.2